Guardant Health Reports Second Quarter 2023 Financial Results and Increases Revenue Guidance
Q2 revenue increased 26% year over year driven by clinical volume growth of 49%
Raises 2023 revenue guidance to $545 to $550 million
PALO ALTO, Calif. August 3, 2023 – Guardant Health, Inc. (Nasdaq: GH), a leading precision oncology company focused on helping conquer cancer globally through use of its proprietary tests, vast data sets and advanced analytics, today reported financial results for the quarter ended June 30, 2023.
Second Quarter 2023 Financial Highlights
•Revenue of $137.2 million for the second quarter of 2023, an increase of 26% over the second quarter of 2022
•Reported 43,500 tests to clinical customers and 6,700 tests to biopharmaceutical customers in the second quarter of 2023, representing increases of 49% and 12%, respectively, over the second quarter of 2022
Recent Operating Highlights
•Received new commercial plan coverage from Anthem Blue Cross and Blue Shield, Aetna, and Humana, resulting in Guardant360 now being covered by all major U.S. commercial health insurers and exceeding 300 million covered lives
•Announced reimbursement approval of Guardant360 CDx liquid biopsy test in Japan for patients with advanced solid tumor cancers
•Received first commercial plan coverage for Guardant Reveal
•Strengthened financial position with an underwritten public offering raising $381 million in net proceeds, ending the quarter with $1.2 billion of cash, cash equivalents and marketable securities
“We had another very strong quarter with revenue growing 26% year over year, driven by strength across precision oncology where we reached 50,000 combined tests during the quarter,” said Helmy Eltoukhy, co-founder and co-CEO. “Our clinical volumes were driven by growth in lung and breast cancer for Guardant360 and by rapid year-over-year growth for Reveal and TissueNext. With this strong momentum, we are on track to achieve cash flow breakeven in Therapy Selection within the next 3-6 months.”
“We are continuing to make advancements in our screening business as we spearhead a new patient-preferred category with our Shield blood test,” said AmirAli Talasaz, co-founder and co-CEO. “In the near-term, we remain focused on obtaining FDA approval for the Shield test in colorectal cancer, preparing for the commercial launch of Shield IVD in 2024 and delivering on our plans to develop Shield into a multi-cancer test.”
Second Quarter 2023 Financial Results
Revenue was $137.2 million for the three months ended June 30, 2023, a 26% increase from $109.1 million for the three months ended June 30, 2022. Precision oncology revenue grew 36%, driven predominantly by an increase in clinical testing volume and biopharma sample volume, which grew 49% and 12%, respectively, over the prior year period. Development services and other revenue decreased by 30%, primarily due to the timing and amount of milestones related to our partnership agreements and the change in companion diagnostics collaboration projects with biopharma customers.
Gross profit, or total revenue less cost of precision oncology testing and cost of development services and other, was $83.3 million for the second quarter of 2023, an increase of $10.9 million from $72.4 million for the corresponding prior year period. Gross margin, or gross profit divided by total revenue, was 61%, as compared to 66% for the corresponding prior year period. Precision oncology gross margin was 61% in the second quarter of 2023, as compared to 63% in the prior year period. The reduction is due to the change in mix between clinical and biopharma revenue, as well as the year over year change in blended clinical ASP due to the increased proportion of volume coming from Reveal, TissueNext and Response. Development services and other gross margin was 62% in the second quarter of 2023, as compared to 86% in the prior year period. The change is primarily due to the inclusion of the cost of processing Shield LDT samples as part of our screening market development activities.
Operating expenses were $202.9 million for the second quarter of 2023, as compared to $202.7 million for the corresponding prior year period. Non-GAAP operating expenses were $180.5 million for the second quarter of 2023, as compared to $176.2 million for the corresponding prior year period.

Net loss was $72.8 million for the second quarter of 2023, as compared to $229.4 million for the corresponding prior year period. Net loss per share was $0.67 for the second quarter of 2023, as compared to $2.25 for the corresponding prior year period. The year over year reduction in net loss is primarily due to a charge of $99.8 million recorded in the second quarter of 2022 to reflect an increase in the fair value of the outstanding shares in our AMEA joint venture which we acquired in June 2022, and other income of $64.0 million reflecting an unrealized gain related to our strategic equity investment in Lunit, Inc., our AI partner for TissueNext, which has seen a substantial increase in its share price over the last few months.
Non-GAAP net loss was $88.7 million for the second quarter of 2023, as compared to $101.8 million for the corresponding prior year period. Non-GAAP net loss per share was $0.82 for the second quarter of 2023, as compared to $1.00 for the corresponding prior year period.
Adjusted EBITDA loss was $85.2 million for the second quarter of 2023, as compared to a $94.3 million loss for the corresponding prior year period.
Free cash flow for the second quarter of 2023 was negative $100.5 million. Cash, cash equivalents and marketable debt securities were $1.2 billion as of June 30, 2023.
2023 Guidance
Guardant Health now expects full year 2023 revenue to be in the range of $545 to $550 million, representing growth of 21% to 22% compared to full year 2022. This compares to its previous guidance range of $535 to $545 million. Guardant Health continues to expect full year 2023 operating expenses to be below full year 2022, driven by efficiency measures and continued leverage of its existing infrastructure, and free cash flow to be approximately negative $350 million in 2023.
Webcast Information
Guardant Health will host a conference call to discuss the second quarter and full year 2023 financial results after market close on Thursday, August 3, 2023 at 1:30 pm Pacific Time / 4:30 pm Eastern Time. A webcast of the conference call can be accessed at http://investors.guardanthealth.com. The webcast will be archived and available for replay for at least 90 days after the event.
Non-GAAP Measures
Guardant Health has presented in this release certain financial information in accordance with U.S. Generally Accepted Accounting Principles (GAAP) and also on a non-GAAP basis, including non-GAAP cost of precision oncology testing, non-GAAP cost of development services and other, non-GAAP research and development expense, non-GAAP sales and marketing expense, non-GAAP general and administrative expense, non-GAAP loss from operations, non-GAAP net loss, non-GAAP net loss per share, basic and diluted, Adjusted EBITDA, and free cash flow.
We define our non-GAAP measures as the applicable GAAP measure adjusted for the impacts of stock-based compensation and related employer payroll tax payments, changes in estimated fair value of noncontrolling interest liability, contingent consideration, acquisition related expenses, amortization of intangible assets, fair value adjustments on marketable equity securities, impairment of non-marketable equity securities and other related assets, and other non-recurring items.
Adjusted EBITDA is defined as net loss adjusted for interest income; interest expense; other income (expense), net; provision for income taxes; depreciation and amortization expense; stock-based compensation expense and related employer payroll tax payments; changes in estimated fair value of noncontrolling interest liability; adjustments relating to contingent consideration; and, if applicable in a reporting period, acquisition-related expenses, and other non-recurring items. Free cash flow is defined as net cash used in operating activities in the period less purchase of property and equipment in the period.
We believe that the exclusion of certain income and expenses in calculating these non-GAAP financial measures can provide a useful measure for investors when comparing our period-to-period core operating results, and when comparing those same results to that published by our peers. We exclude certain other items because we believe that these income (expenses) do not reflect expected future operating expenses. Additionally, certain items are inconsistent in amounts and frequency, making it difficult to perform a meaningful evaluation of our current or past operating performance. We use these non-GAAP financial measures to evaluate ongoing operations, for internal planning and forecasting purposes, and to manage our business.
These non-GAAP financial measures are not intended to be considered in isolation from, as substitute for, or as superior to, the corresponding financial measures prepared in accordance with GAAP. There are limitations inherent in non-GAAP financial measures because they exclude charges and credits that are required to be included in a GAAP presentation, and do not present the full measure of our recorded costs against its revenue. In addition, our definition of the non-GAAP financial measures may differ from non-GAAP measures used by other companies.

About Guardant Health
Guardant Health is a leading precision oncology company focused on helping conquer cancer globally through use of its proprietary tests, vast data sets and advanced analytics. The Guardant Health oncology platform leverages capabilities to drive commercial adoption, improve patient clinical outcomes and lower healthcare costs across all stages of the cancer care continuum. Guardant Health has commercially launched Guardant360®, Guardant360® CDx, Guardant360 TissueNext™, Guardant360 Response™, and GuardantINFINITY™ tests for advanced-stage cancer patients, and Guardant Reveal™ for early-stage cancer patients. The Guardant Health screening portfolio, including the commercially launched Shield™ test, aims to address the needs of individuals eligible for cancer screening. For more information, visit guardanthealth.com and follow the company on LinkedIn and Twitter.
Forward Looking Statements
This press release contains forward-looking statements within the meaning of federal securities laws, including statements relating to Guardant Health’s future results, or regarding the potential benefits and advantages of Guardant Health’s platforms, assays and tests, which involve risks and uncertainties that could cause Guardant Health’s actual results to differ materially from the anticipated results and expectations expressed in these forward-looking statements. These statements are based on current expectations, forecasts and assumptions, and actual outcomes and results could differ materially from these statements due to a number of factors. These and additional risks and uncertainties that could affect Guardant Health’s financial and operating results and cause actual results to differ materially from those indicated by the forward-looking statements made in this press release include those discussed under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operation” and elsewhere in its Annual Report on Form 10-K for the year ended December 31, 2022, and any current and periodic reports filed with or furnished to the Securities and Exchange Commission thereafter. The forward-looking statements in this press release are based on information available to Guardant Health as of the date hereof, and Guardant Health disclaims any obligation to update any forward-looking statements provided to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based, except as required by law. These forward-looking statements should not be relied upon as representing Guardant Health’s views as of any date subsequent to the date of this press release.

Investor Contact:
investors@guardanthealth.com
Media Contact:
press@guardanthealth.com

Guardant Health, Inc.
Condensed Consolidated Statements of Operations
(unaudited)
(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022

Revenue:
Precision oncology testing	$125,244	$92,062	$238,637	$176,198
Development services and other	11,906	17,082	27,227	29,045
Total revenue	137,150	109,144	265,864	205,243
Costs and operating expenses:
Cost of precision oncology testing	49,357	34,375	94,463	65,059
Cost of development services and other	4,491	2,352	12,458	3,649
Research and development expense	90,359	85,455	183,487	167,212
Sales and marketing expense	71,043	73,603	147,166	138,035
General and administrative expense	41,516	43,680	81,961	84,947
Total costs and operating expenses	256,766	239,465	519,535	458,902
Loss from operations	(119,616)	(130,321)	(253,671)	(253,659)
Interest income	6,727	1,387	9,787	2,165
Interest expense	(645)	(645)	(1,289)	(1,289)
Other income (expense), net	41,259	378	39,605	330
Fair value adjustments of noncontrolling interest liability	—	(99,785)	—	(99,785)
Loss before provision for income taxes	(72,275)	(228,986)	(205,568)	(352,238)
Provision for income taxes	496	446	736	422
Net loss	$(72,771)	$(229,432)	$(206,304)	$(352,660)
Net loss per share, basic and diluted	$(0.67)	$(2.25)	$(1.95)	$(3.46)
Weighted-average shares used in computing net loss per share, basic and diluted	108,808	102,047	105,752	101,950

 Guardant Health, Inc.
Condensed Consolidated Balance Sheets
(unaudited)
(in thousands, except share and per share data)

	June 30, 2023	December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$271,073	$141,647
Short-term marketable debt securities	953,776	869,584
Accounts receivable, net	86,468	97,256
Inventory, net	60,529	51,598
Prepaid expenses and other current assets, net	25,809	31,509
Total current assets	1,397,655	1,191,594
Property and equipment, net	155,741	167,920
Right-of-use assets, net	165,273	174,001
Intangible assets, net	10,361	11,727
Goodwill	3,290	3,290
Other assets, net	107,697	61,453
Total Assets	$1,840,017	$1,609,985
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$188,696	$175,817
Deferred revenue	12,237	17,403
Total current liabilities	200,933	193,220
Convertible senior notes, net	1,138,678	1,137,391
Long-term operating lease liabilities	198,230	210,015
Other long-term liabilities	9,450	9,179
Total Liabilities	1,547,291	1,549,805
Stockholders’ equity:
Common stock, par value of $0.00001 per share; 350,000,000 shares authorized as of June 30, 2023 and December 31, 2022; 117,662,134 and 102,619,383 shares issued and outstanding as of June 30, 2023 and December 31, 2022, respectively	1	1
Additional paid-in capital	2,169,911	1,742,114
Accumulated other comprehensive loss	(8,469)	(19,522)
Accumulated deficit	(1,868,717)	(1,662,413)
Total Stockholders’ Equity	292,726	60,180
Total Liabilities and Stockholders’ Equity	$1,840,017	$1,609,985

Guardant Health, Inc.
Reconciliation of Selected GAAP Measures to Non-GAAP Measures
(unaudited)
(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022

GAAP cost of precision oncology testing	$49,357	$34,375	$94,463	$65,059
Amortization of intangible assets	(149)	(149)	(297)	(297)
Stock-based compensation expense and related employer payroll tax payments	(1,225)	(1,229)	(2,443)	(2,405)
Non-GAAP cost of precision oncology testing	$47,983	$32,997	$91,723	$62,357

GAAP cost of development services and other	$4,491	$2,352	$12,458	$3,649
Amortization of intangible assets	$(201)	$—	$(402)	$—
Stock-based compensation expense and related employer payroll tax payments	$(478)	$—	$(954)	$—
Non-GAAP cost of development services and other	$3,812	$2,352	$11,102	$3,649

GAAP research and development expense	$90,359	$85,455	$183,487	$167,212
Stock-based compensation expense and related employer payroll tax payments	(8,518)	(6,191)	(17,266)	(11,601)
Contingent consideration	(531)	(177)	(1,101)	(2,297)
Non-GAAP research and development expense	$81,310	$79,087	$165,120	$153,314

GAAP sales and marketing expense	$71,043	$73,603	$147,166	$138,035
Amortization of intangible assets	—	(134)	—	(134)
Stock-based compensation expense and related employer payroll tax payments	(5,977)	(6,054)	(13,520)	(11,624)
Non-GAAP sales and marketing expense	$65,066	$67,415	$133,646	$126,277

GAAP general and administrative expense	$41,516	$43,680	$81,961	$84,947
Amortization of intangible assets	(336)	(336)	(667)	(668)
Stock-based compensation expense and related employer payroll tax payments	(6,755)	(12,252)	(11,223)	(25,087)
Contingent consideration	(310)	(1,415)	(10)	(3,805)
Acquisition related expenses	—	63	—	—
Non-GAAP general and administrative expense	$34,115	$29,740	$70,061	$55,387

GAAP loss from operations	$(119,616)	$(130,321)	$(253,671)	$(253,659)
Amortization of intangible assets	686	619	1,366	1,099
Stock-based compensation expense and related employer payroll tax payments	22,953	25,726	45,406	50,717
Contingent consideration	841	1,592	1,111	6,102
Acquisition related expenses	—	(63)	—	—
Non-GAAP loss from operations	$(95,136)	$(102,447)	$(205,788)	$(195,741)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022

GAAP net loss	$(72,771)	$(229,432)	$(206,304)	$(352,660)
Amortization of intangible assets	686	619	1,366	1,099
Stock-based compensation expense and related employer payroll tax payments	22,953	25,726	45,406	50,717
Contingent consideration	841	1,592	1,111	6,102
Acquisition related expenses	—	(63)	—	—
Unrealized gains on marketable equity securities	(63,997)	—	(67,879)	—
Impairment of non-marketable equity securities and other related assets	23,569	—	29,054	—
Fair value adjustments of noncontrolling interest liability	—	99,785	—	99,785
Non-GAAP net loss	$(88,719)	$(101,773)	$(197,246)	$(194,957)

GAAP net loss per share, basic and diluted	$(0.67)	$(2.25)	$(1.95)	$(3.46)
Non-GAAP net loss per share, basic and diluted	$(0.82)	$(1.00)	$(1.87)	$(1.91)
Weighted-average shares used in computing GAAP and Non-GAAP net loss per share, basic and diluted	108,808	102,047	105,752	101,950

Guardant Health, Inc.
Reconciliation of GAAP Net Loss to Adjusted EBITDA
(unaudited)
(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022

GAAP net loss	$(72,771)	$(229,432)	$(206,304)	$(352,660)
Interest income	(6,727)	(1,387)	(9,787)	(2,165)
Interest expense	645	645	1,289	1,289
Other (income) expense, net	(41,259)	(378)	(39,605)	(330)
Provision for income taxes	496	446	736	422
Depreciation and amortization	10,631	8,785	20,976	15,986
Stock-based compensation expense and related employer payroll tax payments	22,953	25,726	45,406	50,717
Contingent consideration	841	1,592	1,111	6,102
Acquisition related expenses	—	(63)	—	—
Fair value adjustments of noncontrolling interest liability	—	99,785	—	99,785
Adjusted EBITDA	$(85,191)	$(94,281)	$(186,178)	$(180,854)

Reconciliation of Free Cash Flow to Net Cash Used in Operating Activities
(unaudited)
(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022

Net cash used in operating activities	$(94,015)	$(111,935)	$(168,456)	$(140,554)
Purchase of property and equipment	(6,513)	(23,034)	(14,037)	(45,734)
Free cash flow	$(100,528)	$(134,969)	$(182,493)	$(186,288)